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                                                                   Exhibit 11(b)

KPMG PEAT MARWICK LLP

  1000 Walnut, Suite 1600  Telephone 816 474 6480     Telefax 816 556 9652
  P.O. Box 13127
  Kansas City, MO 64199


                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------



The Board of Trustees
The Commerce Funds:


We consent to the use of our report incorporated herein by reference and references to our Firm under the headings "FINANCIAL HIGHLIGHTS" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.


                                 /s/ KPMG Peat Marwick LLP
                                 ------------------------
                                 KPMG Peat Marwick LLP


Kansas City, Missouri
February  26, 1997